Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE

Viasat to Acquire RigNet in All-Stock Transaction

•	Strategic combination expands Viasat’s commercial connectivity offering

•	RigNet stockholders to receive 0.1845 shares of Viasat stock per RigNet share, a 17.9% premium over both companies’ 20-day volume-weighted average prices

•	RigNet’s Board of Directors and largest stockholder support transaction

•	Transaction expected to close by mid-calendar year 2021

•	Investor Conference Call Scheduled for Monday, December 21, 2020 at 8:30 a.m. Eastern Time

HOUSTON – December 21, 2020 – RigNet, Inc. (NASDAQ: RNET, the “Company”), a leading provider of ultra-secure, intelligent networking solutions and specialized applications, announced that its Board of Directors has unanimously approved the Company’s entry into a definitive agreement whereby Viasat Inc. (NASDAQ: VSAT) will acquire RigNet in an all-stock transaction representing an enterprise value of $222 million, including RigNet’s net debt as of September 30, 2020, based on the closing price of Viasat common stock on December 18, 2020. The strategic combination creates a vertically integrated communications company serving customers in industries that include government, airlines, residential, energy, and others by providing cutting-edge connectivity from the satellite to the end customer and delivering premier managed communications services coupled with a suite of advanced application solutions that include real-time machine learning and advanced cybersecurity.

“We are excited to announce this strategic combination with Viasat, a leading global innovator in satellite technology and service delivery,” said Steven Pickett, RigNet’s President and Chief Executive Officer. “This is a transformative merger with a company that is highly diversified across a number of important verticals, maintains a strong balance sheet, and is planning to expand its global satellite coverage significantly through its upcoming ViaSat-3 constellation. We believe the merger will create new opportunities for the combined companies to serve customers even better in energy and to expand more rapidly into other vertical markets. The combined companies will also be able to further accelerate the growth of RigNet’s industry-leading AI-backed machine learning business, Intelie, and our other specialized apps, across a broader customer base than RigNet could have reached independently.”

Rick Baldridge, Viasat’s President and Chief Executive Officer, commented, “We believe that RigNet will be a wonderful addition to Viasat’s expanding commercial connectivity program. We admire what Steve and his team have built over the last several years, performing well relative to peers in the energy sector, moving up the stack, and delivering some truly exceptional capabilities that are unique among their competitors. We see RigNet as an important element in our global expansion efforts and expect to achieve accretive synergies that go well beyond traditional cost savings. There is tremendous upside potential here, and we look forward to closing the acquisition as quickly as possible so both companies and our stockholders can realize the benefits of the combination and fulfill our vision of connecting everyone, anywhere.”

15115 PARK ROW BLVD, SUITE 300, HOUSTON, TEXAS 77084-4947 PHONE 281.674.0100

FAX 281.674.0101 http://www.rig.net

Transaction Details

Under the terms of the agreement, RigNet’s stockholders will receive a fixed exchange ratio of 0.1845 shares of Viasat stock for each RigNet share owned. Based on the parties’ volume weighted average prices (“VWAPs”) for the 20 trading days ending on December 18, 2020, the transaction represents a 17.9% premium for RigNet’s stockholders. Upon closing RigNet stockholders are expected to own approximately ~5.7% of Viasat’s outstanding common stock. The all-stock transaction is intended to be tax-free to RigNet stockholders.

The transaction, which is expected to close by mid-calendar year 2021, is subject to customary closing conditions and regulatory approvals, including the approval of RigNet’s stockholders. An affiliate of KKR & Co. Inc., RigNet’s largest shareholder, has entered into a support agreement in which it has agreed to vote in favor of approving the merger, subject to certain conditions.

Advisors

Lazard Middle Market LLC and Baker Botts L.L.P. acted as RigNet’s financial and legal advisors, respectively. LionTree Advisors LLC and Latham & Watkins LLP acted as Viasat’s financial and legal advisors, respectively.

Conference Call

RigNet will host a call for investors at 8:30 a.m. Eastern Time (7:30 a.m. Central Time) on December 21, 2020 with Steven Pickett and Rick Baldridge from Viasat to discuss the transaction. The call may be accessed live over the telephone by dialing +1 (877) 640-9809, or, for international callers, +1 (914) 495-8528 using the conference ID: 9486405. Interested parties may also listen to a simultaneous webcast of the conference call by logging onto RigNet’s website at www.rig.net in the Investors – Webcasts and Presentations section. A replay of the conference call webcast will also be available on our website for approximately thirty days following the call. You may also access the replay by dialing +1 (855) 859-2056 in the U.S. or +1 (404) 537-3406 internationally and entering the conference ID: 9486405.

About RigNet

RigNet (NASDAQ: RNET) delivers advanced software and communications infrastructure that allow our customers to realize the business benefits of digital transformation. With world-class, ultra-secure solutions spanning global IP connectivity, bandwidth-optimized OTT applications, IIoT big data enablement, and industry-leading machine learning analytics, RigNet supports the full evolution of digital enablement, empowering businesses to respond faster to high priority issues, mitigate the risk of operational disruption, and maximize their overall financial performance. RigNet is headquartered in Houston, Texas with operations around the world.

About Viasat

Viasat is a global communications company that believes everyone and everything in the world can be connected. For more than 30 years, Viasat has helped shape how consumers, businesses, governments and

15115 PARK ROW BLVD, SUITE 300, HOUSTON, TEXAS 77084-4947 PHONE 281.674.0100

FAX 281.674.0101 http://www.rig.net

militaries around the world communicate. Today, the Company is developing the ultimate global communications network to power high-quality, secure, affordable, fast connections to impact people’s lives anywhere they are—on the ground, in the air or at sea. To learn more about Viasat, visit: www.viasat.com, go to Viasat’s Corporate Blog, or follow the Company on social media at: Facebook, Instagram, LinkedIn, Twitter or YouTube.

Important Additional Information and Where to Find It

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, THE REGISTRATION STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC REGARDING THE TRANSACTION CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These documents (when they become available) will contain important information about the proposed transaction that should be read carefully before any decision is made with respect to the proposed transaction. These materials will be made available to stockholders of RigNet at no expense to them. Investors will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by RigNet and/or Viasat through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by RigNet will be available free of charge on RigNet’s internet website at http://www.rig.net. Copies of the documents filed with the SEC by Viasat will be available free of charge on Viasat’s internet website at http://www.viasat.com.

Participants in the Solicitation

Viasat, RigNet, their respective directors and certain of their respective executive officers may be considered, under SEC rules, participants in the solicitation of proxies from the stockholders of RigNet in connection with the proposed transaction. Information about the directors and executive officers of RigNet is set forth in its Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the SEC on March 11, 2020, and its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on March 30, 2020. Information about the directors and executive officers of Viasat is set forth in its Annual Report on Form 10-K for the year ended March 31, 2020, which was filed with the SEC on May 29, 2020, and its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on July 23, 2020. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the transaction, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 – that is, statements related to future, not past, events. Forward-looking statements may include comments about the expected benefits of the transaction, potential value to be realized by RigNet’s stockholders, timing of and ability to

15115 PARK ROW BLVD, SUITE 300, HOUSTON, TEXAS 77084-4947 PHONE 281.674.0100

FAX 281.674.0101 http://www.rig.net

ultimately close the transaction, Viasat’s financial position and long-term strategy, the nature of any synergies, and other similar statements. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “intend,” “will,” “expect,” “plan” or other similar words. These forward-looking statements involve certain risks and uncertainties, including those risks set forth in Item 1A – Risk Factors of the Company’s most recent 10-K filing, and Item 1A- Risk Factors of the Company’s 10-Q filing for the quarter ended March 31, 2020, filed with the SEC on Monday, May 11, 2020, and ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, individuals should refer to RigNet’s SEC filings. RigNet undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

For more information on RigNet, please visit www.rig.net. RigNet is a registered trademark of RigNet, Inc.

Media / Investor Relations Contact

Lee M. Ahlstrom, SVP & CFO    Tel: +1 (281) 674-0699

RigNet, Inc.    investor.relations@rig.net

15115 PARK ROW BLVD, SUITE 300, HOUSTON, TEXAS 77084-4947 PHONE 281.674.0100

FAX 281.674.0101 http://www.rig.net